UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2012

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements And Exhibits	4
SIGNATURES	5
EXHIBIT INDEX	6
EX - 10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2012, the plan administrator of the Alico Overseas Pension Plan (the “Plan”) adopted Amendment Number Three to the Plan (the “Amendment”), effective January 1, 2012. The Plan determines each participant’s benefits based on the participant’s years of credited service and final average covered compensation. Prior to the adoption of the Amendment, a participant who was obligated to pay United States income tax for a given year (a “U.S. Taxable Participant”) did not accrue credited service or covered compensation for that year for purposes of determining benefits under the Plan. As a result of the Amendment, a U.S. Taxable Participant for a given year will accrue credited service and covered compensation for that year for purposes of calculating benefits under the Plan, reduced pro rata for the portion of the participant’s annual compensation attributable to services performed in the United States and subject to U.S. income tax.

Michel Khalaf, the President, Europe, Middle East and Africa of MetLife, Inc., is a participant in the Plan. Any change in the amounts otherwise payable to Mr. Khalaf under the Plan as a result of the Amendment will depend, in part, on the portion of Mr. Khalaf’s credited service and covered compensation under the Plan for 2012 and subsequent calendar years, if any, that are attributable to services performed in the United States and subject to U.S. income tax.

Item 9.01	Financial Statements And Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

10.1	Amendment Number Three to the Alico Overseas Pension Plan, effective January 1, 2012, dated May 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase
Name: Christine M. DeBiase
Title: Vice President and Secretary

Date: May 4, 2012

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT

10.1	Amendment Number Three to the Alico Overseas Pension Plan, effective January 1, 2012, dated May 1, 2012.